EXHIBIT 10.9

CITIZENS & NORTHERN CORPORATION
DEFERRED COMPENSATION PLAN
AMENDMENT RE: DISTRIBUTION PROCEDURES

This amendment is made this 17th day of June, 2021, and effective as of January 1, 2021, by CITIZENS & NORTHERN CORPORATION (“Company”).

W I T N E S S E T H:

WHEREAS, the Employer maintains the Citizens & Northern Corporation Deferred Compensation Plan (“Plan”); and

WHEREAS, the Company may amend the Plan at anytime and from time to time as it sees fit through the action of its Board of Directors (the “Board”); and

WHEREAS, the Company has determined to amend Section 8.1 of the Plan to clarify the intent and operation of the Plan with respect to payment options and forms available to participants.

NOW, THEREFORE, the Company hereby amends Plan Section 8.1, effective as of January 1, 2021 as follows:

8.1 Timing of Payments. Subject to the provisions of this ARTICLE VIII, a

Participant may elect under his Participation Agreement, in accordance with Section 409A of the Code, whether to have his benefit paid to him in monthly or annual installments over a period selected by the Participant or in a lump sum. The Participant may elect a different form of payment pursuant to each annual deferral election. Each annual deferral election shall be independent and records shall be kept separately from each other annual deferral election. The Participant may also elect different payment option forms for each Qualifying Distribution Event.

RESOLVED, that the proper officers of the Company are and each of them is, hereby authorized and directed in the name of and on behalf of the Company, to execute and deliver this amendment pursuant to the Citizens & Northern Corporation Deferred Compensation Plan and to do all other things, including the execution of any other necessary documents setting forth the terms of such amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date set forth herein.

CITIZENS & NORTHERN CORPORATION

By: /s/ Kaitlynn J. Meyers

Kaitlynn J. Meyers, Acting Corporate Secretary

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